Exhibit 10.5

Jyong Biotech Ltd.

Supplementary Agreement of the “Share Transaction Agreement”

The Supplementary Agreement of the Share Transaction Agreement (the “Supplementary Agreement” was entered into by the parties below on 2 July 2019:

Party A (investor and transferee of target shares):

Party A: Taizhou Optimization and Upgrading Investment Partnership (Limited Partnership)

Address: Room 1501-66, Kaitou Commercial Building, Taizhou City, Zhejiang Province

Party B (transferer of target shares):

Party B-1: Medi-life Co., Limited

Address: 2nd Floor, Jonsim Place, 228 Queen’s Road East, Wanchai Hong Kong

Party B-2: Sira View Corp.

Address: Rm. I205, 7F, No.85, Sec 6, Zhongxiao E. Rd., Nangang Dist., Taipei, Taiwan

Party C (target company):

Party C: Jyong Biotech Ltd.

Address: 5F-6, No.51, Sec. 2, Keelung Rd., Xinyi Dist, Taipei City

Party D (entity-operating company):

Party D: Health Ever Bio-Tech Co., Ltd.

Address: 5F-6, No.51, Sec. 2, Keelung Rd., Xinyi Dist, Taipei City

Party E (substantial controller of the target company):

Party E: Guo, Fu-Feng

Address: 5F-6, No.51, Sec. 2, Keelung Rd., Xinyi Dist, Taipei City

(The abovementioned Party A, Party B, Party C, Party D, and Party E are referred to as the “parties” in the Supplementary Agreement, and each or any of the party is referred to as a “Party,” subject to the context)

Whereas:

Regarding the “Share Transaction Agreement” (the “Share Transaction Agreement”) executed by the parties on 15 May 2019 for Party A to receive the shares of the target company held by Party B, the parties wish to make amendments and supplementation to the “Share Transaction Agreement.”

Therefore, the Supplementary Agreement was entered into by the parties on an arm-length basis as follows:

1.	Article 1 Definition

1)	The definition of “delivery” in the Share Transaction Agreement is amended as follows:

“The delivery is completed after Party A has received the target shares transferred by Party B and made payments for the share transfer to Party B.”

2.	Article 2 Investment and delivery

1)	Article 2.3.1 of the Share Transfer Agreement is amended as follows:

2.3.1 Party A shall make the transfer payment to Party B according to the following method:

Within five (5) working days from completing the review and approval procedures for ODI according to the requirements of relevant laws in Mainland China, obtaining all permits and documents form the competent authority for national asset management, National Development and Reform Commission, Ministry of Commerce, foreign currency management department, and other competent authority for the offshore investments of national enterprises in Mainland China, and fulfilling (or being entirely or partially exempted by the investor) all pre-conditions for the payment of share transfer as stated in Article 3 of the Share Transaction Agreement, Party A will make the payment in the amount of RMB16 million (Sixteen Million Renminbi) for the transfer to an account designated by Party B. Within five (5) working days from receiving the “Letter of the Receipt of RMB16 Million (Sixteen Million Renminbi) by the Account Opened by Taizhou Subsidiary Subordinated to Cayman Health Ever and Co-managed with Taizhou Hi-Tech Zone Management Committee” issued by Taizhou Hi-Tech Zone Management Committee, Party A will make a lump sum payment for the remaining transfer payment to the account designated by Party B, in which the transfer payment made to Party B-1 shall be RMB48,095,589.93, and the transfer payment made to Party B-2 shall be RMB48,404,410.07. The abovementioned transfers shall be made based on the real-time exchange rate (RMB to USD) displayed on the bank’s operating system at the time of acceptance by the bank.

2)	Article 2.4 of the Share Transaction Agreement is amended as follows:

Added Article 2.4.3:

If Party A fails to make payment according to Article 2.3.1, Party A shall return the shares to Party B-1 and Party B-2, respectively, free of charge; however, Party A shall not be held responsible for the expenses arising thereof or any other losses.

3.	Article 3 Pre-condition

1)	Article 3.1.6 of the Share Transaction Agreement is amended as follows:

The Hong Kong subsidiary of the target company has completed the establishment of the Taizhou subsidiary, and the target company holds the entire equity of the Taizhou subsidiary through the Hong Kong subsidiary. The Hong Kong subsidiary pledged the entire equity of the Taizhou subsidiary it held to the investor, and both parties shall cooperate in terms of the registration of the equity pledge; the registration of the equity pledge will automatically become invalid after the target company is qualified for offering and listed.

4.	Article 10 Cancellation of the Agreement

1)	Article 10.1.3 of the Share Transaction Agreement is amended as follows:

The parties have confirmed, if Party A fails to pay the down payment and the parties fail to reach a consensus regarding the substantial time for the investment payment before 31 July 2019, the Agreement will be automatically canceled, and the parties to the Share Transaction Agreement shall not be held responsible, and no party may claim any rights against another party based on the Agreement. If the cooperation with Party B, Party C, Party D, and Party E goes smoothly, Party A will return the shares to Party B-1 and Party B-2 free of charge within one month from the cancelation of the Agreement. If the parties have reached a consensus regarding the substantial time for the investment payment, the Agreement will remain effective, and the investment payment shall be made based on the time of consensus.

After the cancelation of the Agreement, if Party A intends to invest in the target company in the future, the content of the Share Transaction Agreement and the Supplementary Agreement will no longer be applicable, and Party A may make investments based on the valuation agreed upon between the new investor and the target company.

5.	Other agreements

1)	Before Party A makes the investment payment, the target company shall provide notarized materials to Party A regarding the shareholders of the target company, their shareholding, and the total number of issued shares of the target company, as well as the declaration jointly issued by Party B, Party C, Party D, and Party E that states that the notarized materials of the abovementioned items will be provided to Party A within 60 working days from the date completing the delivery.

2)	Before Party A makes the investment payment, other parties shall provide notarized materials regarding the qualification for the authorized execution of the contract.

3)	If relevant clauses in the Share Transaction Agreement are inconsistent with that of the Supplementary Agreement, the Supplementary Agreement shall prevail, and other clauses under the Share Transaction Agreement shall remain valid.

4)	All parties shall sign in the blank part left below or procure their formal authorized representatives to sign in the blank part left below for the Supplementary Agreement so as to certify that they agree to the clauses set out in the Supplementary Agreement.

5)	The Agreement is made in duodenary; Party A shall keep four, the target company shall keep four, and the remaining parties shall each keep one; each copy of the Agreement shall have equivalent legal effects.

(Blank Below)

(The page only serves as the signing page of the “Supplementary Agreement of the Jyong Biotech Ltd. Share Transaction Agreement)

Party A: Taizhou Optimization and Upgrading Investment Partnership (Limited Partnership) (affix seal)

Signature of authorized representative: *Seal of Taizhou Optimization and Upgrading Investment Partnership (Limited Partnership)/3310021022801

*Seal of Chen, Li-Xing

[Signing page of the Supplementary Agreement of the Share Transaction Agreement]

(The page only serves as the signing page of the “Supplementary Agreement of the Jyong Biotech Ltd. Share Transaction Agreement)

Party B-1: Medi-life Co., Limited (affix seal)

*For and on behalf of Medi-life Co., Limited/Authorized Signature(s)

Signature of authorized representative: *Seal of Medi-life Co., Limited

[Signing page of the Supplementary Agreement of the Share Transaction Agreement]

(The page only serves as the signing page of the “Supplementary Agreement of the Jyong Biotech Ltd. Share Transaction Agreement)

Party B-2: Sira View Corp. (affix seal)

*For and on behalf of Sira View Corp./Authorized Signature(s)

Signature of authorized representative: *For and on behalf of Sira View Corp./Authorized Signature(s)

*Seal of Sira View Corp.

[Signing page of the Supplementary Agreement of the Share Transaction Agreement]

(The page only serves as the signing page of the “Supplementary Agreement of the Jyong Biotech Ltd. Share Transaction Agreement)

Target company: Jyong Biotech Ltd. (affix seal)

*For and on behalf of Jyong Biotech Ltd./Authorized Signature(s)

Signature of authorized representative: *Signature of Guo, Fu-Feng

*Seal of Jyong Biotech Ltd.

[Signing page of the Supplementary Agreement of the Share Transaction Agreement]

(The page only serves as the signing page of the “Supplementary Agreement of the Jyong Biotech Ltd. Share Transaction Agreement)

Entity-operating company: Health Ever Bio-Tech Co., Ltd. (affix seal)

*Seal of Health Ever Bio-Tech Co., Ltd.

Signature of authorized representative: *Signature of Guo, Fu-Feng

*Seal of Guo, Fu-Feng

[Signing page of the Supplementary Agreement of the Share Transaction Agreement]

(The page only serves as the signing page of the “Supplementary Agreement of the Jyong Biotech Ltd. Share Transaction Agreement)

Substantial controller (signature): *Signature of Guo, Fu-Feng

[Signing page of the Supplementary Agreement of the Share Transaction Agreement]

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